Exhibit 99.3
Victory Park Management, LLC
227 W. Monroe Street
Suite 3900
Chicago, IL 60606

June __, 2008

QSGI Inc., and the other Companies
under the Securities Purchase Agreement
400 Royal Palm Way, Suite 302
Palm Beach, Florida 33480
Attention:  Marc Sherman

Ladies and Gentlemen:

We refer to the Securities Purchase Agreement, dated as of June __, 2008 (the “Securities Purchase Agreement”) among QSGI Inc., a Delaware corporation (“Parent”), QualTech International Corporation, a Delaware corporation (“International”), QualTech Services Group, Inc., a Delaware corporation (“Services”), QSGI-DPV Inc., a Delaware corporation (“DPV”), QSGI-CCSI, INC., a Delaware corporation (“QSGI-CCSI”), (each of the foregoing companies, together with Parent, a “Company” and collectively, the “Companies”), Victory Park Management, LLC, as administrative agent and collateral agent (“Agent”), and the buyers listed on the Schedule of Buyers attached thereto (each individually, a “Buyer” and collectively, the “Buyers”).  Capitalized terms used and not defined herein have the meanings given to such terms in the Securities Purchase Agreement.

Section 4.1 of the Securities Purchase Agreement sets forth the conditions precedent to the obligation of the Buyers to purchase the Notes at the First Closing.  Notwithstanding the terms of Section 4.1, the parties acknowledge that the conditions precedent identified in Schedule 1 attached hereto will not be satisfied on or prior to the first Closing Date (collectively, the “Post-Closing Conditions”).  The Buyers agree to waive the satisfaction of the Post-Closing Conditions as conditions precedent to the purchase of Notes at the First Closing, and in consideration thereof, the Companies agree to complete or cause to complete, as applicable, the actions required thereby on or before the applicable completion deadline identified in Schedule 1.  The Companies agree that the failure to fully complete such actions on or before the applicable completion deadline identified in Schedule 1 shall (i) constitute an Event of Default (to which any grace periods set forth in the Transaction Documents shall not be applicable), and (ii) automatically cause the interest rate to be calculated at the Default Rate until such time as all Post-Closing Conditions have been performed, satisfied, waived by all the Buyers, or otherwise fulfilled as determined in the sole discretion of the Buyers; provided, however, in each case, such failure shall not in any way impair the effectiveness of the Transaction Documents; provided, further, (x) if the Companies have not complied with paragraph 4 of Schedule 1 on or before the completion deadline for such paragraph, commencing on the 11th day following the First Closing Date the interest rate applicable to Notes shall be 15% per annum until the earlier of the satisfaction the requirements of paragraph 4 of Schedule 1 or July 5, 2008, and (y) if the Companies have not complied with paragraph 4 of Schedule 1 within 30 days of the First Closing Date, on the 31st day following the Closing Date Parent shall issue Buyers an additional 1,750,000 shares of Common Stock for no additional purchase price and Parent shall cause its transfer agent to deliver a certificate evidencing such Common Stock to Buyer within five (5) Business Days of such date, and (z) if the Companies have not complied with paragraph 4 of Schedule 1 prior to August 5, 2008, on August 5, 2008 the interest rate applicable to all Notes (now or hereafter outstanding) shall permanently remain and be 15% per annum (subject to the institution of the Default Rate for other Events of Default) and the Parent shall issue Buyers an additional 1,750,000 shares of Common Stock for no additional purchase price and Parent shall cause its transfer agent to deliver a certificate evidencing such Common Stock to Buyer within five (5) Business Days of such date.  Notwithstanding the other provisions of this letter agreement, the rights set forth in the second proviso to the immediately preceding sentence are the only rights that Agent, Buyers and Holders shall have with respect a failure of Companies to comply with paragraph 4 of Schedule 1; provided, any failure of Buyer to comply with the terms of such second proviso shall constitute a separate Event of Default (to which any grace periods set forth in the Transaction Documents shall not be applicable) with respect to which  Agent, Buyers and Holders shall have all rights provided in the Transaction Documents for Events of Default.

Except as provided above, the Transaction Documents remain unmodified and in full force and effect.  The execution and delivery of this letter agreement by the Agent the Buyers is a one time accommodation and shall not be deemed to create a course of dealing or otherwise create any express or implied duty by the Agent or the Buyers.  The Agent and Buyers reserve all rights and remedies available to them under the Transaction Documents.  The agreements contained herein shall be governed by, and construed in accordance with, the law of the State of Illinois.  This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  This letter agreement is a Transaction Document.

[Signature Pages Following]

Very truly yours,

BUYERS:

VICTORY PARK MANAGEMENT, LLC

By:____________________________
Name: Matthew Ray
Title:

BUYERS:

VICTORY PARK CAPITAL, L.P.

By:  Victory Park Capital Advisors, LLC
Its:  Investment Manager

By:____________________________
Name: Matthew Ray
Title:   Principal

Agreed and Accepted as of the date first written above:

COMPANIES:

QSGI INC.

By:
Name:  Marc Sherman
Title:  Chief Executive Officer

QUALTECH INTERNATIONAL CORPORATION

By:
Name:  Marc Sherman
Title:  Chief Executive Officer

QUALTECH SERVICES GROUP, INC.

By:
Name:  Marc Sherman
Title:  Chief Executive Officer

QSGI-DPV INC.

By:
Name:  Marc Sherman
Title:  Chief Executive Officer

QSGI-CCSI, INC.

By:
Name:  Marc Sherman
Title:  Chief Executive Officer

Schedule 1
Post-Closing Conditions

Description		Completion Deadline
1.	Deliver to Agent fully an executed control agreement, in form and substance satisfactory to Agent, with respect to Account #: 2000011346308 maintained at Wachovia Bank	Ten (10) Business Days following the First Closing Date.
2	Deliver to Agent fully executed control agreements, in form and substance satisfactory to Agent, with respect to new accounts to be maintained by each Company at Citibank, N.A..	Five (5) Business Days following the First Closing Date
3.
Deliver to Agent fully executed landlord’s agreements, in form and substance satisfactory to Agent, with respect to each Company’s chief executive office and each location leased by any Company where Inventory is located
Thirty (30) days following the First Closing Date.
4.
Cause (a) the CCSI Acquisition to close (i) in accordance with the CCSI Acquisition Documents in the form provided to Agent prior to the First Closing Date and (ii) in compliance with Section 8.28 of the Agreement, and (b) cause John Riconda to execute and deliver (i) a subordination agreement in the form agreed to prior to the closing date, and (ii) a collateral assignment of acquisition documents in form and substance satisfactory to Agent.
Ten (10) days following the First Closing Date.
5.
Cause Parent’s transfer agent to deliver a certificate evidencing the Common Stock required to be issued under Section 3.1 of the Securities Purchase Agreement and a letter certifying as to the outstanding common stock of Parent
Five (5) Business Days following the First Closing Date
6.
An authorization for Agent to terminate UCC filing 738468 that is on file with the New York Secretary of State and which names DPV, Inc., as debtor, and IBM Credit LLC, as secured party, or evidence satisfactory to Agent
Ten (10) Business Days following the First Closing Date